Exhibit 10.1

Execution Version

AMENDMENT NUMBER SIX TO CREDIT AGREEMENT
THIS AMENDMENT NUMBER SIX TO CREDIT AGREEMENT (this “Amendment”), dated as of March 10, 2017, is entered into by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), each Lender party hereto, and ASURE SOFTWARE, INC., a Delaware corporation (“Borrower”).
RECITALS
A. Borrower, Agent and the financial institutions party thereto (the “Lenders”) have previously entered into that certain Credit Agreement, dated as of March 20, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrower.  Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement.
B. Borrower has requested that Agent and the Lenders amend certain provisions of the Credit Agreement.  The Lender Group has agreed to such amendments pursuant to the terms hereunder.
AMENDMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. Amendments to Credit Agreement.  Effective upon the Sixth Amendment Effective Date (as defined in Section 2 below):
(a) Schedule 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in alphabetical order:
“CPI Acquisition” means the Acquisition consummated pursuant to that certain Asset Purchase Agreement, dated as of January 1, 2017, among Borrower, Corporate Payroll, Inc., an Ohio corporation, CPI-HR Holdings, Inc., an Ohio corporation, and James D. Hopkins, individually, as amended, modified, supplemented, or restated and in effect from time to time in accordance with the terms of the CPI Subordination Agreement.
“CPI Subordinated Note” means that certain Subordinated Promissory Note, dated as of January 1, 2017, by Borrower issued to the order of Corporate Payroll, Inc., an Ohio corporation, in the original principal amount of $500,000, as amended, restated, supplemented or otherwise modified from time to time in accordance with the CPI Subordination Agreement.
“CPI Subordination Agreement” means that certain Subordination Agreement, dated as of January 1, 2017, between Corporate Payroll, Inc., an Ohio corporation, and Agent, as such agreement is amended, restated, supplemented or otherwise modified from time to time.

“January 2017 Acquisitions” means, collectively, (a) the CPI Acquisition, (b) the PMSI Acquisition, and (c) the PSNW Acquisition.
“PMSI Acquisition” means the Acquisition consummated pursuant to that certain Stock Purchase Agreement, dated as of January 1, 2017, among Borrower, Personnel Management Systems, Inc., a Washington corporation, the Persons listed on Exhibit A thereto, and the PMSI Stockholders’ Representative, as amended, modified, supplemented, or restated and in effect from time to time in accordance with the terms of the PMSI Subordination Agreement.
“PMSI Stockholders’ Representative” means Jack Goldberg, a Washington resident.
“PMSI Subordinated Note” means that certain Subordinated Promissory Note, dated as of January 1, 2017, by Borrower issued to the order of the PMSI Stockholders’ Representative, in the original principal amount of $1,125,000, as amended, restated, supplemented or otherwise modified from time to time in accordance with the PMSI Subordination Agreement.
“PMSI Subordination Agreement” means that certain Subordination Agreement, dated as of January 1, 2017, between the PMSI Stockholders’ Representative and Agent, as such agreement is amended, restated, supplemented or otherwise modified from time to time.
“PSNW Acquisition” means the Acquisition consummated pursuant to that certain Asset Purchase Agreement, dated as of January 1, 2017, among Borrower, Payroll Specialties N.W., Inc., an Oregon corporation, and Shawn Gregg, individually, as amended, modified, supplemented, or restated and in effect from time to time in accordance with the terms of the PSNW Subordination Agreement.
“PSNW Subordinated Note” means that certain Subordinated Promissory Note, dated as of January 1, 2017, by Borrower issued to the order of Payroll Specialties N.W., Inc., an Oregon corporation, in the original principal amount of $600,000, as amended, restated, supplemented or otherwise modified from time to time in accordance with the PSNW Subordination Agreement.
“PSNW Subordination Agreement” means that certain Subordination Agreement, dated as of January 1, 2017, between Payroll Specialties N.W., Inc., an Oregon corporation, and Agent, as such agreement is amended, restated, supplemented or otherwise modified from time to time.
(b) Clause (c)(v) of the definition of “EBITDA” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(v) with respect to any Permitted Acquisition after the Closing Date (other than the Mangrove Acquisition and the January 2017 Acquisitions), costs, fees, charges, or expenses consisting of out-of-pocket expenses owed by Borrower or any of its Subsidiaries to any Person for services performed by such Person in connection with such Permitted Acquisition incurred within 180 days (Borrower may request an addback for such expenses incurred after 180 days but within 365 days in Agent’s sole discretion) of the consummation of such Permitted Acquisition, (i) up to an aggregate amount (for all such items in this clause (v)) for such Permitted Acquisition not to exceed the greater of (1) $500,000 and (2) 5.0% of the Purchase Price of such Permitted Acquisition and (ii) in any amount to the extent such costs, fees, charges, or expenses in this clause (v) are paid with proceeds of new equity investments in exchange for Qualified Equity Interests of Borrower contemporaneously made by Permitted Holders,
(c) The definition of “EBITDA” set forth in Schedule 1.1 of the Credit Agreement is hereby further amended by (i) deleting the word “and” at the end of clause (c)(xii), (ii) deleting “.” at the end of clause (c)(xiii) and replacing it with “, and”, and (iii) inserting new clause (c)(xiv) after the existing clause (c)(xiii) to read as set forth below:
(xiv) with respect to the January 2017 Acquisitions, one-time acquisition and integration charges consisting of (i) out-of-pocket fees, costs, and expenses owed by Borrower or any of its Subsidiaries to any Person for legal, accounting, valuation or other professional services performed by such Person in connection with the January 2017 Acquisitions, or (ii) employee severance payments and moving costs, and lease terminations and associated relocation charges and costs, incurred as a result of the January 2017 Acquisitions, in each case to the extent incurred within 180 days (Borrower may request an addback for such expenses incurred after 180 days but within 365 days in Agent’s sole discretion) of the consummation of such January 2017 Acquisitions, up to an aggregate amount (for all such items in this clause (xiv)) not to exceed $1,400,000.
(d) The definition of “Permitted Dispositions” set forth in Schedule 1.1 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (q), (ii) inserting a new clause (r) after the existing clause (q) to read as set forth below, and relabeling the existing clause (r) as a new clause (s):
(r) regularly scheduled payment (but not prepayments or payments following acceleration) by Borrower (directly or indirectly) of interest on the CPI Subordinated Note, PMSI Subordinated Note, and PSNW Subordinated Note, in each case to the extent such payments are permitted to be made under the CPI Subordination Agreement, PMSI Subordination Agreement, and PSNW Subordination Agreement, respectively, and
(e) The definition of “Permitted Indebtedness” set forth in Schedule 1.1 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (t), (ii) inserting a new clause (u) after the existing clause (t) to read as set forth below, and relabeling the existing clause (u) as a new clause (v):

(u) Indebtedness owing under (i) the CPI Subordinated Note, so long as (A) the aggregate principal amount for all such Indebtedness does not exceed $500,000 at any one time outstanding, and (B) such Indebtedness is subordinated to the Obligations pursuant to the CPI Subordination Agreement; (ii) the PMSI Subordinated Note, so long as (A) the aggregate principal amount for all such Indebtedness does not exceed $1,125,000 at any one time outstanding, and (B) such Indebtedness is subordinated to the Obligations pursuant to the PMSI Subordination Agreement; and (iii) the PSNW Subordinated Note, so long as (A) the aggregate principal amount for all such Indebtedness does not exceed $600,000 at any one time outstanding, and (B) such Indebtedness is subordinated to the Obligations pursuant to the PSNW Subordination Agreement, and
2. Conditions Precedent to Amendment Number Six.  This Amendment shall become effective as of the date hereof (such date, the “Sixth Amendment Effective Date”) upon satisfaction or waiver by the Lender Group of each of the following conditions precedent:
(a) This Amendment.  Agent shall have received this Amendment, duly executed by Borrower.
(b) Representations and Warranties.  Immediately after giving effect to this Amendment, except to the extent any such representation and warranty solely relates to an earlier specified date, the representations and warranties contained in Section 4 below shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any portion of any representation and warranty that already is qualified or modified by materiality in the text thereof).
(c) Fees and Expenses Paid.  There shall have been paid to Agent for the account of Agent, all fees and expenses (including fees and expenses of counsel to Agent) incurred in connection with this Amendment and the transactions contemplated hereby, and all other fees and expenses due and payable on or before the date hereof under any Loan Document.
3. Reserved.
4. Representations and Warranties.  Borrower represents and warrants as follows:
(a) Authority.  Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended hereby) to which it is a party.  The execution, delivery and performance by Borrower of this Amendment has been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.
(b) Enforceability.  This Amendment has been duly executed and delivered by Borrower.  Each of this Amendment and the Credit Agreement (as amended or modified hereby) is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect, except to the extent that (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights or general principles of equity or (ii) the availability of the remedies of specific performance or injunctive relief are subject to the discretion of the court before which any proceeding therefor may be brought.

(c) Representations and Warranties.  Immediately after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true, complete and accurate in all respects as of the date hereof, except for representations and warranties which relate exclusively to an earlier date, which shall be true and correct in all respects as of such earlier date.
(d) No Default.  Immediately after giving effect to this Amendment, no Default or Event of Default exists or is continuing.
5. No Waiver.  The execution of this Amendment and any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Loan Document, whether or not known to Agent or any of the Lenders and whether or not existing as of the date hereof.
6. Release.
(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself, and its successors, assigns and other legal representatives (Borrower and all such other persons being hereinafter referred to collectively as “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent, each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other persons being hereinafter referred to collectively as “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, an “Indemnified Claim” and collectively, “Indemnified Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Releasors may now or hereafter own, hold, have or claim to have against Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with any of the Agreement or any of the other Loan Documents or transactions thereunder or related thereto.
(b) It is the intention of Borrower that this Amendment and the release set forth above shall constitute a full and final accord and satisfaction of all claims that may have or hereafter be deemed to have against Releasees as set forth herein.  In furtherance of this intention, Borrower, on behalf of itself and each other Releasor, expressly waives any statutory or common law provision that would otherwise prevent the release set forth above from extending to claims that are not currently known or suspected to exist in any Releasor’s favor at the time of executing this Amendment and which, if known by Releasors, might have materially affected the agreement as provided for hereunder.  Borrower, on behalf of itself and each other Releasor, acknowledges that it is familiar with Section 1542 of California Civil Code:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

(c) Borrower, on behalf of itself and each other Releasor, waives and releases any rights or benefits that they may have under Section 1542 to the full extent that they may lawfully waive such rights and benefits, and Borrower, on behalf of itself and each other Releasor, acknowledges that it understands the significance and consequences of the waiver of the provisions of Section 1542 and that it has been advised by counsel as to the significance and consequences of this waiver.
(d) Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(e) Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
7. Choice of Law and Venue; Jury Trial Waiver. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
8. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or other electronic method of transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
9. Reference to and Effect on the Loan Documents.
(a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.
(b) Except as specifically amended above, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower without defense, offset, claim or contribution.
(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(d) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

10. Ratification.  Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.
11. Estoppel.  To induce Agent to enter into this Amendment and to continue to make advances to Borrower under the Credit Agreement, Borrower hereby acknowledges and agrees that, immediately before and after giving effect to this Amendment, as of the date hereof, there exists no Default or Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower or any Guarantor as against Agent or any Lender with respect to the Obligations.

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.
BORROWER: ASURE SOFTWARE, INC., a Delaware corporation By: /s/ Patrick F. Goepel Name: Patrick F. Goepel Title: Chief Executive Officer

Amendment Number Six to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
a national banking association, as Agent and sole Lender
By: /s/ Brad Blakey
Name: Brad Blakey
Title:   Vice President

Amendment Number Six to Credit Agreement